Exhibit J

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Other Information” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information in Post-Effective Amendment No. 2,185 and No. 2,189 to the Registration Statement (Form N-1A, No. 333-123257 and No. 811-10325) of Market Vectors ETF Trust and to the incorporation by reference of our reports dated November 24, 2015 on Biotech ETF, Environmental Services ETF, Gaming ETF, Pharmaceutical ETF, Retail ETF and Semiconductor ETF (six of the investment funds constituting the Market Vectors ETF Trust) included in the Annual Report to Shareholders for the fiscal year ended September 30, 2015.

Ernst & Young LLP

New York, NY

January 22, 2016

A member firm of Ernst & Young Global Limited

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Other Information” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information in Post-Effective Amendment No. 2,185 and No. 2,189 to the Registration Statement (Form N-1A, No. 333-123257 and No. 811-10325) of Market Vectors ETF Trust and to the incorporation by reference of our reports dated November 24, 2015 on Global Spin-Off ETF, Morningstar International Moat ETF and Morningstar Wide Moat ETF (three of the investment funds constituting the Market Vectors ETF Trust) included in the Annual Report to Shareholders for the fiscal year ended September 30, 2015.

Ernst & Young LLP

New York, NY

January 22, 2016

A member firm of Ernst & Young Global Limited